Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:
Timothy A. Bonang, Vice President, Investor Relations, or
Carlynn Finn, Senior Manager, Investor Relations
(617) 796-8222
www.cwhreit.com

CommonWealth REIT Announces 2011 Fourth Quarter and Year End Results

Newton, MA (February 23, 2012): CommonWealth REIT (NYSE: CWH) today announced financial results for the quarter and year ended December 31, 2011.

Results for the Quarter Ended December 31, 2011:

Normalized funds from operations, or Normalized FFO, available for common shareholders for the quarter ended December 31, 2011 were $63.8 million, or $0.76 per share basic and diluted, compared to Normalized FFO available for common shareholders for the quarter ended December 31, 2010 of $63.8 million, or $0.88 per share basic and diluted.

Net income available for common shareholders was $1.1 million for the quarter ended December 31, 2011, compared to $6.7 million for the same quarter last year.  Net income available for common shareholders per share, basic and diluted (EPS), for the quarters ended December 31, 2011 and 2010 was $0.01 and $0.09, respectively.  Net income available for common shareholders for the quarter ended December 31, 2010 includes net gains totaling $133.2 million, or $1.85 per share, from the sale of properties and $20.4 million, or $0.28 per share, reflecting the gain on the acquisition of MacarthurCook Industrial Property Fund, partially offset by $15.9 million, or $0.22 per share, of costs related to that acquisition, $107.8 million, or $1.49 per share, of losses on asset impairment and approximately $25.0 million, or $0.35 per share, of accelerated depreciation on eight properties taken out of service in 2010.

The weighted average number of basic and diluted common shares outstanding was 83,721,736 and 91,019,901, respectively, for the quarter ended December 31, 2011, and 72,138,686 and 79,436,851, respectively, for the quarter ended December 31, 2010.

A reconciliation of net income determined according to U.S. generally accepted accounting principles, or GAAP, to funds from operations, or FFO, and Normalized FFO for the quarters ended December 31, 2011 and 2010 appears later in this press release.

A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the New York Stock Exchange.  No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

Results for the Year Ended December 31, 2011:

Normalized FFO available for common shareholders for the year ended December 31, 2011 were $261.6 million, or $3.38 per share basic and diluted, compared to Normalized FFO available for common shareholders for the year ended December 31, 2010 of $244.7 million, or $3.78 per share basic and $3.74 per share diluted.

Net income available for common shareholders was $63.0 million for the year ended December 31, 2011, compared to $81.8 million for the same period last year.  Net income available for common shareholders per share, basic and diluted (EPS), for the year ended December 31, 2011 and 2010 was $0.81 and $1.26, respectively.  Net income available for common shareholders for the year ended December 31, 2011 includes gains of $42.8 million, or $0.55 per share, on the sale of properties and $11.2 million, or $0.14 per share, from the issuance of shares by an equity investee, partially offset by a loss of $10.4 million, or $0.13 per share, on asset impairment.  Net income available for common shareholders for the year ended December 31, 2010 includes gains totaling $172.1 million, or $2.66 per share, on the sale of properties, and $34.8 million, or $0.54 per share, on the issuance of shares by an equity investee, partially offset by a loss of $129.3 million, or $2.00 per share, on asset impairment.

The weighted average number of basic and diluted common shares outstanding was 77,428,210 and 84,726,375, respectively, for the year ended December 31, 2011, and 64,703,429 and 72,001,594, respectively, for the year ended December 31, 2010.

A reconciliation of net income determined according to GAAP to FFO and Normalized FFO for the year ended December 31, 2011 and 2010 appears later in this press release.

Occupancy and Leasing Results:

As of December 31, 2011, 84.6% of CWH’s total square feet was leased, compared to 84.1% as of September 30, 2011 and 85.7% as of December 31, 2010.  The historical percent leased includes 27 properties with approximately 2,881,000 square feet which were reclassified to continuing operations from discontinued operations during the fourth quarter of 2011.

CWH entered lease renewals for 974,000 square feet and new leases for 1,267,000 square feet during the quarter ended December 31, 2011 which had weighted average rental rates that were unchanged from prior rents for the same space.  Average lease terms for leases entered into during the fourth quarter of 2011 were 6.9 years.  Commitments for tenant improvement and leasing commission (TI/LC) costs for leases entered during the quarter ended December 31, 2011 totaled $19.15 per square foot on average.

Recent Investment and Sales Activities:

Since the announcement of 2011 third quarter results on November 2, 2011, CWH has entered an agreement to acquire one central business district, or CBD, office property located in Austin, TX with 172,200 square feet.  This property is 99% leased to nine tenants for a weighted (by rents) average lease term of 4.3 years.  The purchase price is $49.0 million, including the assumption of approximately $29.2 million of mortgage debt and excluding closing costs.  CWH expects to acquire this property during the first half of 2012; however, this acquisition is subject to customary closing conditions, including the assumption of existing mortgage debt. Accordingly, CWH can provide no assurance that it will acquire this property in that time period or at all.

Also since November 2, 2011, CWH has closed on the previously reported purchase of a CBD office property located in Chicago, IL with 1,006,574 square feet for a purchase price of $150.6 million, including the assumption of $147.9 million of mortgage debt and excluding closing costs.  CWH continues to pursue a previously reported agreement to acquire a CBD office property in Hartford, CT with 884,669 square feet for $99.0 million, excluding closing costs.  CWH expects to acquire this property during the first half of 2012; however this acquisition is subject to certain closing conditions and CWH can provide no assurance that it will acquire this property in that time period or at all.  CWH has terminated a previously reported agreement to sell 16 industrial properties located in Dearborn, MI with approximately 570,000 combined square feet for $6.5 million.

CWH continues to actively market for sale several suburban office and industrial properties.  However, 27 properties with approximately 2,881,000 square feet were reclassified to continuing operations from discontinued operations during the fourth quarter of 2011 because management is no longer confident that these properties will be sold within a reasonable time at acceptable prices.

Recent Financing Activities:

In October 2011, CWH amended its existing $750.0 million unsecured revolving credit facility.  Prior to this amendment, CWH’s revolving credit facility had a maturity date of August 8, 2013 and interest paid on drawings was LIBOR plus 200 basis points, subject to adjustments based on changes to CWH’s credit ratings.  The maturity date of the amended credit facility was extended to October 19, 2015 and interest paid on drawings was reduced to LIBOR plus 125 basis points, subject to adjustments based on changes to CWH’s credit ratings.  The amended revolving credit facility provides CWH the option to extend the maturity date for one year to October 19, 2016 on certain conditions.  In addition, the amended facility includes a feature under which maximum borrowings may be increased to up to $1.5 billion in certain circumstances.

In October 2011, CWH amended its existing unsecured term loan and increased its size from $400.0 million to $557.0 million.  Prior to this amendment, CWH’s term loan had a maturity date of December 15, 2015 and an interest rate set at LIBOR plus 200 basis points, subject to adjustments based on changes to CWH’s credit ratings.  The amended term loan eliminates a prepayment premium, extends the maturity date to December 15, 2016, and reduces interest paid on borrowings to LIBOR plus 150 basis points, subject to adjustments based on changes to CWH’s credit ratings.  In addition, the amended term loan includes a feature under which maximum borrowings may be increased to up to $1.0 billion in certain circumstances.  Three lenders representing $57.0 million of aggregate borrowings did not commit to the amended term loan.  Accordingly, these three lenders will be subject to the terms of the old term loan and CWH has agreed to repay these lenders in December 2012 when there will be no prepayment penalty.

In December 2011, CWH’s wholly owned subsidiary, Select Income REIT, or SIR, filed a registration statement with the Securities and Exchange Commission, or SEC, for an initial public offering, or IPO, of common shares.  SIR owns substantially all of CWH’s commercial and industrial properties located in Oahu, HI as well as 23 suburban office and industrial properties located throughout the mainland United States.  If the SIR registration statement becomes effective and the IPO is completed, SIR would primarily own and invest in net leased, single tenant properties.  Upon completion of the IPO, it is expected that CWH will continue to own a substantial majority of SIR’s outstanding common shares.  There can be no assurance that the SIR IPO will be completed.

In January 2012, CWH redeemed all of its outstanding 6.95% Senior Notes due 2012 at a redemption price equal to the principal amount of $150.7 million plus accrued and unpaid interest to the date of redemption.  CWH funded this redemption by using cash on hand and by borrowing on its revolving credit facility.

Conference Call:

On February 23, 2012, at 1:00 p.m. Eastern Time, Adam Portnoy, President and Managing Trustee, and John Popeo, Chief Financial Officer, will host a conference call to discuss the financial results for the quarter and year ended December 31, 2011.

The conference call telephone number is (800) 553-0351.  Participants calling from outside the United States and Canada should dial (612) 332-1213.  No pass code is necessary to access either call.  Participants should dial in about 15 minutes prior to the scheduled start of the call.  A replay of the conference call will be available through 11:59 p.m. Eastern Time on Thursday, March 1st.  To hear the replay, dial (320) 365-3844.  The replay pass code is 227518.

A live audio webcast of the conference call will also be available in a listen only mode on CWH’s website, which is located at www.cwhreit.com.  Participants wanting to access the webcast should visit CWH’s website about five minutes before the call.  The archived webcast will be available for replay on CWH’s website for about one week after the call.  The recording and retransmission in any way of CWH’s fourth quarter conference call is strictly prohibited without the prior written consent of CWH.

Supplemental Data:

A copy of CWH’s Fourth Quarter 2011 Supplemental Operating and Financial Data is available for download at CWH’s website, www.cwhreit.com.

CommonWealth REIT is a real estate investment trust, or REIT, which primarily owns office and industrial properties located throughout the United States.  As of December 31, 2011, CWH owned 516 properties with 72.3 million square feet, including 17.9 million square feet of industrial and commercial lands in Oahu, Hawaii and 11 properties with a combined 1.8 million square feet in Australia.  CWH is headquartered in Newton, MA.

Please see the pages attached hereto for a more detailed statement of our operating results and financial condition and for an explanation of our calculation of FFO and Normalized FFO.  CWH’s website is not incorporated as part of this press release.

This press release includes references to a registration statement filed by CWH’s subsidiary, SIR, for an offering of common shares.  That registration statement has been filed with the SEC but has not yet become effective.  SIR’s common shares may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective.  This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of SIR’s common shares in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS WHICH CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  ALSO, WHENEVER CWH USES WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, OR SIMILAR EXPRESSIONS, CWH IS MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON CWH’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. CWH’S ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN CWH’S FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. FOR EXAMPLE:

•                  THIS PRESS RELEASE STATES THAT CWH HAS ENTERED INTO AGREEMENTS TO ACQUIRE CERTAIN PROPERTIES.  THESE TRANSACTIONS ARE SUBJECT TO VARIOUS TERMS AND CONDITIONS TYPICAL OF COMMERCIAL REAL ESTATE TRANSACTIONS.  THESE TERMS AND CONDITIONS MAY NOT BE MET.  AS A RESULT, SOME OR ALL OF THESE TRANSACTIONS MAY BE DELAYED OR MAY NOT OCCUR,

•                  CONTINUED AVAILABILITY OF BORROWINGS UNDER CWH’S AMENDED CREDIT FACILITY IS SUBJECT TO CWH’S SATISFYING CERTAIN FINANCIAL COVENANTS AND MEETING OTHER CUSTOMARY CONDITIONS,

•                  ACTUAL ANNUAL COSTS UNDER CWH’S AMENDED CREDIT FACILITY AND CWH’S AMENDED TERM LOAN WILL BE HIGHER THAN LIBOR PLUS A PREMIUM ON DRAWINGS BECAUSE OF OTHER FEES AND EXPENSES ASSOCIATED WITH THESE FACILITIES,

•                  INCREASING THE MAXIMUM BORROWINGS UNDER CWH’S AMENDED CREDIT FACILITY AND CWH’S AMENDED TERM LOAN IS SUBJECT TO OBTAINING ADDITIONAL COMMITMENTS FROM LENDERS, WHICH MAY NOT OCCUR, AND

•                  THIS PRESS RELEASE STATES (1) SIR HAS FILED A REGISTRATION STATEMENT WITH THE SEC FOR AN IPO, (2) THE PROPERTIES SIR EXPECTS TO OWN AND INVEST IN, INCLUDING PROPERTIES THAT CWH CONTRIBUTED TO SIR, AND (3) CWH’S EXPECTED OWNERSHIP OF SIR AFTER THE IPO.  THE IPO OF SIR MAY NOT BE COMPLETED, THE PROPERTIES SIR INVESTS IN MAY CHANGE AND CWH’S OWNERSHIP OF SIR MAY BE LESS THAN EXPECTED.

THE INFORMATION CONTAINED IN CWH’S FILINGS WITH THE SEC, INCLUDING UNDER “RISK FACTORS” IN CWH’S PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE CWH’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE STATED IN CWH’S FORWARD LOOKING STATEMENTS. CWH’S FILINGS WITH THE SEC ARE AVAILABLE ON ITS WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, CWH DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

(END)

CommonWealth REIT

Consolidated Statements of Income, Funds from Operations and Normalized Funds from Operations

(amounts in thousands, except per share data)

(unaudited)

		Quarter Ended December 31,		Year Ended December 31,
		2011	2010	2011	2010

Rental income		$241,552	$200,645	$911,948	$782,463

Expenses:
Operating expenses		106,428	85,235	392,131	333,049
Depreciation and amortization		59,616	72,608	218,688	207,205
General and administrative		12,483	10,940	46,758	39,737
Loss on asset impairment		1,108	106,249	10,355	127,740
Acquisition related costs		351	18,588	10,073	21,553
Total expenses		179,986	293,620	678,005	729,284

Operating income (loss)		61,566	(92,975)	233,943	53,179

Interest and other income		323	924	1,718	2,999
Interest expense (including net amortization of debt discounts, premiums and deferred financing fees of $1,476, $1,890, $6,943 and $7,150, respectively)		(49,987)	(45,926)	(195,024)	(179,642)
Loss on early extinguishment of debt		(345)	—	(35)	(796)
Equity in earnings of investees		2,987	1,821	11,377	8,464
Gain on issuance of shares by an equity investee		—	—	11,177	34,808
Gain on asset acquisition		—	20,392	—	20,392
Income (loss) from continuing operations before income tax expense		14,544	(115,764)	63,156	(60,596)
Income tax expense		(604)	(221)	(1,347)	(550)
Income (loss) from continuing operations		13,940	(115,985)	61,809	(61,146)
Discontinued operations:
(Loss) income from discontinued operations		(246)	6,613	5,423	26,223
Loss on asset impairment from discontinued operations		—	(1,524)	—	(1,524)
Loss on early extinguishment of debt from discontinued operations		—	—	—	(248)
Net gain on sale of properties from discontinued operations		1,179	133,200	42,752	137,768
Income before gain on sale of properties		14,873	22,304	109,984	101,073
Gain on sale of properties		—	—	—	34,336
Net income		14,873	22,304	109,984	135,409
Preferred distributions		(13,823)	(9,732)	(46,985)	(47,733)
Excess redemption price paid over carrying value of preferred shares		—	(5,921)	—	(5,921)
Net income available for common shareholders		$1,050	$6,651	$62,999	$81,755

Calculation of Funds from Operations, or FFO:(1)
Net income		$14,873	$22,304	$109,984	$135,409
Plus:	depreciation and amortization from continuing operations	59,616	72,608	218,688	207,205
Plus:	depreciation and amortization from discontinued operations	—	2,920	4,467	16,323
Plus:	loss on asset impairment from continuing operations	1,108	106,249	10,355	127,740
Plus:	loss on asset impairment from discontinued operations	—	1,524	—	1,524
Plus:	FFO from investees	5,419	3,517	19,895	14,819
Less:	gain on sale of properties	—	—	—	(34,336)
Less:	net gain on sale of properties from discontinued operations	(1,179)	(133,200)	(42,752)	(137,768)
Less:	gain on asset acquisition	—	(20,392)	—	(20,392)
Less:	equity in earnings of investees	(2,987)	(1,821)	(11,377)	(8,464)
FFO		76,850	53,709	309,260	302,060
Less:	preferred distributions	(13,823)	(9,732)	(46,985)	(47,733)
FFO available for common shareholders		$63,027	$43,977	$262,275	$254,327

CommonWealth REIT

Consolidated Statements of Income, Funds from Operations and Normalized Funds from Operations (continued)

(amounts in thousands, except per share data)

(unaudited)

		Quarter Ended December 31,		Year Ended December 31,
		2011	2010	2011	2010
Calculation of Normalized FFO:(1)
FFO		$76,850	$53,709	$309,260	$302,060
Plus:	acquisition related costs from continuing operations	351	18,588	10,073	21,553
Plus:	acquisition related costs from discontinued operations	(19)	—	129	7
Plus:	Normalized FFO from investees	5,559	4,763	20,734	17,410
Plus:	loss on early extinguishment of debt from continuing operations	345	—	35	796
Plus:	loss on early extinguishment of debt from discontinued operations	—	—	—	248
Less:	early extinguishment of debt settled in cash	—	—	(232)	—
Plus:	average minimum rent from direct financing lease	329	—	1,097	—
Less:	FFO from investees	(5,419)	(3,517)	(19,895)	(14,819)
Less:	interest earned from direct financing lease	(412)	—	(1,448)	—
Less:	gain on issuance of shares by an equity investee	—	—	(11,177)	(34,808)
Normalized FFO		77,584	73,543	308,576	292,447
Less:	preferred distributions	(13,823)	(9,732)	(46,985)	(47,733)
Normalized FFO available for common shareholders		$63,761	$63,811	$261,591	$244,714

Weighted average common shares outstanding — basic		83,722	72,139	77,428	64,703
Weighted average common shares outstanding — diluted(2)		91,020	79,437	84,726	72,001

Per common share:
(Loss) income from continuing operations available for common shareholders — basic and diluted		$—	$(1.82)	$0.19	$(1.24)
Income from discontinued operations — basic and diluted		$0.01	$1.92	$0.62	$2.51
Net income available for common shareholders — basic and diluted		$0.01	$0.09	$0.81	$1.26
FFO available for common shareholders — basic		$0.75	$0.61	$3.39	$3.93
FFO available for common shareholders — diluted		$0.75	$0.61	$3.39	$3.87
Normalized FFO available for common shareholders — basic		$0.76	$0.88	$3.38	$3.78
Normalized FFO available for common shareholders — diluted		$0.76	$0.88	$3.38	$3.74
Common distributions paid		$0.50	$0.50	$2.00	$1.96

CommonWealth REIT

Consolidated Statements of Income, Funds from Operations and Normalized Funds from Operations (continued)

(amounts in thousands, except per share data)

(unaudited)

(1)          CWH calculates FFO and Normalized FFO as shown above.  FFO is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or NAREIT, which is net income, calculated in accordance with GAAP, excluding gain or loss on sale of properties, plus real estate depreciation and amortization, loss on asset impairment and FFO from equity investees.  CWH’s calculation of Normalized FFO differs from NAREIT’s definition of FFO because it excludes acquisition related costs, gains from issuance of shares by equity investees, gain and loss on early extinguishment of debt unless settled in cash, the difference between average minimum rent and interest earned from direct financing lease and the difference between FFO and Normalized FFO from equity investees.  CWH considers FFO and Normalized FFO to be appropriate measures of performance for a REIT, along with net income and cash flow from operating, investing and financing activities. CWH believes that FFO and Normalized FFO provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO and Normalized FFO can facilitate a comparison of operating performances between periods.  FFO and Normalized FFO are among the factors considered by CWH’s Board of Trustees when determining the amount of distributions to shareholders.  Other factors include, but are not limited to, requirements to maintain CWH’s status as a REIT, limitations in its amended credit facility, amended term loan and public debt covenants, the availability of debt and equity capital to CWH and CWH’s expectation of its future capital requirements and operating performance.  FFO and Normalized FFO do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income or cash flow from operating activities, determined in accordance with GAAP, or as indicators of CWH’s financial performance or liquidity, nor are FFO and Normalized FFO necessarily indicative of sufficient cash flow to fund all of CWH’s needs.  CWH believes FFO and Normalized FFO may facilitate an understanding of its consolidated historical operating results.  These measures should be considered in conjunction with net income, net income available for common shareholders and cash flow from operating activities as presented in CWH’s Consolidated Statements of Income and Consolidated Statements of Cash Flows.  Other REITs and real estate companies may calculate FFO and Normalized FFO differently than CWH.

(2)          As of December 31, 2011, CWH’s 15,180 outstanding series D preferred shares were convertible into 7,298 common shares.  The effect of a conversion of CWH’s series D convertible preferred shares on income from continuing operations available for common shareholders per share is anti-dilutive to income, but dilutive to FFO and Normalized FFO for most periods presented.  Set forth below is the calculation of diluted net income available for common shareholders, diluted FFO available for common shareholders, diluted Normalized FFO available for common shareholders and diluted weighted average common shares outstanding.

	Quarter Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010

Net income available for common shareholders	$1,050	$6,651	$62,999	$81,755
Add - Series D convertible preferred distributions	6,167	6,167	24,668	24,668
Net income available for common shareholders — diluted	$7,217	$12,818	$87,667	$106,423

FFO available for common shareholders	$63,027	$43,977	$262,275	$254,327
Add - Series D convertible preferred distributions	6,167	6,167	24,668	24,668
FFO available for common shareholders — diluted	$69,194	$50,144	$286,943	$278,995

Normalized FFO available for common shareholders	$63,761	$63,811	$261,591	$244,714
Add - Series D convertible preferred distributions	6,167	6,167	24,668	24,668
Normalized FFO available for common shareholders — diluted	$69,928	$69,978	$286,259	$269,382

Weighted average common shares outstanding — basic	83,722	72,139	77,428	64,703
Effect of dilutive Series D preferred shares	7,298	7,298	7,298	7,298
Weighted average common shares outstanding — diluted	91,020	79,437	84,726	72,001

CommonWealth REIT

Consolidated Balance Sheets

(amounts in thousands, except share data)

(unaudited)

	As of December 31,
	2011	2010
ASSETS
Real estate properties:
Land	$1,458,525	$1,339,133
Buildings and improvements	5,785,707	5,018,125
	7,244,232	6,357,258
Accumulated depreciation	(934,170)	(850,261)
	6,310,062	5,506,997
Properties held for sale	—	114,426
Acquired real estate leases, net	343,917	233,913
Equity investments	177,477	171,464
Cash and cash equivalents	192,763	194,040
Restricted cash	7,869	5,082
Rents receivable, net of allowance for doubtful accounts of $12,575 and $12,550, respectively	217,592	191,237
Other assets, net	197,346	171,380
Total assets	$7,447,026	$6,588,539

LIABILITIES AND SHAREHOLDERS’ EQUITY
Revolving credit facility	$100,000	$—
Senior unsecured debt, net	2,845,030	2,854,540
Mortgage notes payable, net	632,301	351,526
Liabilities related to properties held for sale	—	1,492
Accounts payable and accrued expenses	158,272	123,842
Assumed real estate lease obligations, net	70,179	65,940
Rent collected in advance	37,653	27,988
Security deposits	23,779	22,523
Due to related persons	11,295	8,998
Total liabilities	3,878,509	3,456,849

Commitments and contingencies

Shareholders’ equity:
Preferred shares of beneficial interest, $0.01 par value: 50,000,000 shares authorized;
Series C preferred shares; 7 1/8% cumulative redeemable since February 15, 2011; 6,000,000 shares issued and outstanding, aggregate liquidation preference $150,000	145,015	145,015
Series D preferred shares; 6 1/2% cumulative convertible; 15,180,000 shares issued and outstanding, aggregate liquidation preference $379,500	368,270	368,270
Series E preferred shares; 7 1/4% cumulative redeemable on or after May 15, 2016; 11,000,000 and zero shares issued and outstanding, respectively, aggregate liquidation preference $275,000	265,391	—
Common shares of beneficial interest, $0.01 par value: 350,000,000 shares authorized; 83,721,736 and 72,138,686 shares issued and outstanding, respectively	837	721
Additional paid in capital	3,614,079	3,348,849
Cumulative net income	2,482,321	2,372,337
Cumulative other comprehensive (loss) income	(4,709)	4,706
Cumulative common distributions	(2,826,030)	(2,675,956)
Cumulative preferred distributions	(476,657)	(432,252)
Total shareholders’ equity	3,568,517	3,131,690
Total liabilities and shareholders’ equity	$7,447,026	$6,588,539